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                                                                   EXHIBIT 10.68

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                          DATED MARCH 28, 2005 BETWEEN
                      AFC ENTERPRISES, INC. (THE "COMPANY")
                                       AND
                         KENNETH L. KEYMER ("EMPLOYEE")

      WHEREAS, Employee and the Company are parties to an Employment Agreement dated as of June 14, 2004, (the "Employment Agreement") governing the terms and conditions of Employee's employment with the Company; and

      WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement;

      NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

      1. Section 8.03 of the Employment Agreement is hereby deleted in its entirety and the following new Section 8.03 is inserted in lieu thereof:

      8.03 Termination by the Company for other than Death or Disability or for Cause. The Company may terminate Employee's employment hereunder without cause at any time, upon written notice. If upon expiration of the term of this Agreement or if Employee's employment is terminated by the Company prior to the expiration of the term of this Agreement without cause or other than (i) by reason of Employee's death or Disability or (ii) for Cause, the Company shall pay or provide to Employee in lieu of all other amounts payable hereunder or benefits to be provided hereunder the following: (a) a payment equal to the sum of two (2) times Employee's Base Salary at the time of termination; (b) a payment equal to two (2) times Employee's Target Incentive Pay for the year in which such termination occurs (or, if no Target Incentive Pay has been designated for such year, then the Target Incentive pay for the last year in which it was designated prior to such termination), and (c) the acceleration of any unvested rights of Employee under any stock options or other equity incentive programs such that they shall immediately vest under the terms of such plans. As a condition precedent to the requirement of the Company to make such payments or grant such accelerated vesting, Employee shall not be in breach of his obligations under Section 10 hereof and Employee shall execute and deliver to the Company a general release in favor of the Company in
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      substantially the same form as the general release then contained in the latest Severance Agreement being used by the Company.

            Any payments required to be made under this Section 8.03 shall be made to Employee within thirty (30) days after the date of Employee's termination of employment.

      2. The Employment Agreement, as amended hereby, is hereby reaffirmed and restated herein by the undersigned, and said Employment Agreement is hereby incorporated herein by reference as fully as if set forth in its entirety in this First Amendment.
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      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and Employee has hereunto set his hand this 28th day of March, 2005, effective as of January 1, 2005.

                              COMPANY:
                              AFC Enterprises, Inc.


                              By:   /s/ Frank J. Belatti
                                    -------------------------------------
                                    Name: Frank J. Belatti
                                    Title: Chairman & Chief Executive Officer


                              EMPLOYEE:


                              By:   /s/ Kenneth L. Keymer
                                    -------------------------------------
                                    Name:  Kenneth L. Keymer
                                    Title: President, Popeyes Chicken & Biscuits